Exhibit 4.6

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. PB-	Warrant to Purchase 128,040 Shares of Series B Preferred Stock (subject to adjustment)

WARRANT TO PURCHASE SERIES B PREFERRED STOCK

of

LEADIS TECHNOLOGY, INC.

This certifies that, for value received, Koninklijke Philips Electronics N.V. (“Holder”) is entitled, subject to the terms set forth below, to purchase from Leadis Technology, Inc. (the “Company”), a Delaware corporation, 128,040 shares of the Series B Preferred Stock of the Company (the “Series B Preferred Stock”), as constituted on the date hereof (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price (as defined below) as set forth in Section 2 below. The number, character and Exercise Price of such shares of Series B Preferred Stock are subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant, issued pursuant to that certain Warrant Issuance Agreement dated as of June 21, 2001 (the “Warrant Issuance Agreement”) by and among the Company and the Holder, and any warrants delivered in substitution or exchange therefor as provided herein. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Warrant Issuance Agreement.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date, and ending at 5:00 p.m., Pacific Standard Time, on the second anniversary of such commencement. Thereafter, this Warrant shall be void.

2. Exercise Price. The price at which this Warrant may be exercised (the “Exercise Price”) shall be $1.761 per share (which is the price per share at which the Series B Preferred Stock was sold in the Company’s Series B Preferred Stock financing on August 19, 2002). The Exercise Price shall be adjusted from time to time pursuant to Section 11 hereof.

3. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at

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the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

(b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Series B Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within fifteen (15) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

4. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. Rights of Stockholders. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be deemed the holder of Series B Preferred Stock for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company until the Warrant shall have been exercised and the shares of Series B Preferred Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

7. Transfer of Warrant.

(a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

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(b) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to the compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(c) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and state securities laws and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise thereof.

(d) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Series B Preferred Stock or Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and that the Holder will not, without the Company’s written consent, offer, sell, or otherwise dispose of this Warrant or any shares of Series B Preferred Stock or Common Stock to be issued upon exercise hereof or conversion thereof except to Affiliates of Koninklijke Philips Electronics N.V. and in compliance with (i) the Act and (ii) all applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Series B Preferred Stock or Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party and not with a view toward distribution or resale.

(ii) Investment Experience. The Holder understands that the purchase of the Securities involves substantial risk. The Holder (i) has experience as an investor in securities of companies in the development stage and acknowledges that the Holder is able to fend for itself, can bear the economic risk of the Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

(iii) Accredited Investor Status. Registered Holder is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

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(iv) Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Act and applicable regulations thereunder such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Holder represents that the Holder is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Holder understands that the Company is under no obligation to register any of the securities sold hereunder.

(v) No Solicitation. At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

(vi) This Warrant and all shares of Series B Preferred Stock or Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

(e) Restrictions on Transfer. The holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant, the shares of Series B Preferred Stock issuable upon the exercise of all or any portion of this Warrant and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (collectively, the “Securities”) are subject to the provisions hereof and of the Warrant Issuance Agreement, which include restrictions on transfer of the Securities. This Warrant and the Securities shall be entitled to all rights and benefits accorded thereto in the Warrant Issuance Agreement, and the applicable provisions of the Warrant Issuance Agreement are hereby incorporated herein by reference.

8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will take all steps necessary to amend its Certificate of Incorporation (the “Certificate”) to provide sufficient reserves of shares of Series B Preferred

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Stock issuable upon exercise of the Warrant (and shares of its Common Stock for issuance on Conversion of such Series B Preferred Stock). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series B Preferred Stock upon the exercise of this Warrant.

9. Notices.

(a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Executive Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

(b) In case

(i) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(ii) of any voluntary dissolution, liquidation of winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Series B Preferred Stock or Common Stock issued upon conversion of the Series B Preferred Stock shall be entitled to exchange their shares of Series B Preferred Stock or Common Stock issued upon conversion of the Series B Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) calendar days prior to the date therein specified.

(c) All such notices, advice and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

10. Amendments.

(a) Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon the Holder, each future holder of Warrants, and the Company.

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(b) No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

11.1 Conversion of Series B Preferred Stock. Should all of the Company’s Series B Preferred Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, converted into shares of the Company’s Common Stock in accordance with the Certificate, then this Warrant shall immediately become exercisable for that number of shares of the Company’s Common Stock equal to the number of shares of the Common Stock which would have been received if this Warrant had been exercised in full and the Series B Preferred Stock received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Series B Preferred Stock for which this Warrant was exercisable immediately prior to such conversion, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion.

11.2 Merger, Sale of Assets, Etc.

(a) If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.2 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end

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that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b) Notices of Record Date. In the event that the Company shall propose at any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company shall send to the holder of this Warrant notice of the date on which a record shall be taken for determining rights to vote in respect of such event at least ten (10) calendar days prior to such record date.

11.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

11.4 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, such stockholder shall have become entitled to receive, without payment therefor, additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

11.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

11.6 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the

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provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the Rights of the holders of this Warrant against impairment.

12. Market Stand-Off. The Holder hereby agrees that, for a period of 180 days following the effective date of the registration statement of the Company relating to its initial public offering, it shall not, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or otherwise dispose of (other than to donees who agree to be similarly bound) the Securities. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities until the end of such period.

IN WITNESS WHEREOF, Leadis Technology, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: January 29, 2004

By	/s/ Steve Ahn

Steve Ahn, CEO

HOLDER:	/s/

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NOTICE OF EXERCISE

To: Leadis Technology, Inc.

(1) The undersigned hereby elects to purchase                  shares of Series B Preferred Stock of Leadis Technology, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Series B Preferred Stock or the Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, that the undersigned will not offer, sell, or otherwise dispose of any such shares of Series B Preferred Stock or Common Stock except to Koninklijke Philips Electronics N.V. or any of its Affiliates and in compliance with (i) the Act and (ii) all applicable state securities laws and that all of the other representations set forth in Section 7(d) of the Warrant are true and correct with respect to the undersigned as if they were being made on the date of this exercise.

(3) Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Warrant.

(4) Please issue a certificate or certificates representing said shares of Series B Preferred Stock in the name of the undersigned or in such other name as is specified below:

[Name]

[Name]

(5) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[Name]

[Date]	[Signature]

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Series B Preferred Stock (or Common Stock) set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                      to make such transfer on the books of Leadis Technology, Inc. maintained for the purpose, with full power of substitution in the premises.

The Assignee acknowledges that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except to Koninklijke Philips Electronics N.V. or any of its Affiliates and in compliance with (i) the Act and (ii) all applicable state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Warrant.

DATED:

Signature of Holder

(Witness)

Signature of Assignee

(Witness)